Exhibits 16.11

16.12 Exhibit 15 (b)

Consent of Independent Registered Public Accounting Firm

To: The Supervisory Board of Koninklijke Philips N.V.

We consent to the incorporation by reference in the registration statements on Form S-8 (No. 333-140784, No. 333-151797, No. 333-157477, No. 333-165017, No. 333-172329, No. 333-179692 and No. 333-186849) and in the registration statement on Form F-3 (No. 333-202250) of Koninklijke Philips N.V. of our reports dated February 21, 2017 with respect to the consolidated balance sheet of Koninklijke Philips N.V. and subsidiaries as of December 31, 2016, and the related consolidated statement of income, comprehensive income, cash flows and changes in equity for the year then ended, and the effectiveness of internal control over financial reporting as of December 31, 2016, which reports appear in the December 31, 2016 Annual Report on Form 20-F of Koninklijke Philips N.V.

Amsterdam, the Netherlands, February 21, 2017

/s/ Ernst & Young Accountants LLP

286      Annual Report 2016